Exhibit 10.38
EXCHANGE AGREEMENT
     This EXCHANGE AGREEMENT (the “Agreement”), dated as of October 18, 2010, is being entered into by and between CONVERTED ORGANICS INC., a Delaware corporation (the “Company”), and OPPENHEIMER ROCHESTER NATIONAL MUNICIPALS and OPPENHEIMER NEW JERSEY MUNICIPAL FUND, each a series of OPPENHEIMER MULTI-STATE MUNICIPAL TRUST, a Massachusetts business trust (together, the “Holder”).
RECITALS
     A. Pursuant to a certain Loan Agreement dated as of February 1, 2007 (the “Loan Agreement”), by and between the New Jersey Economic Development Authority (the “Authority”) and a wholly-owned subsidiary of the Company, Converted Organics of Woodbridge, LLC (the “Borrower”), the Authority issued and sold its $17,500,000 aggregate principal amount Solid Waste Facilities Revenue Bonds (Converted Organics of Woodbridge, LLC — 2006 Project) Series A (the “Bonds”), for the purpose of making a loan to the Borrower in the amount of $17,500,000 (the “Loan”).
     B. The Loan is evidenced by a certain Promissory Note dated as of February 16, 2007 (the “Note”), which Note is secured by a certain Mortgage and Security Agreement (the “Mortgage”) and Assignment of Leases and Other Agreements (the “Assignment”), each dated as of February 16, 2007.
     C. As an inducement to the Authority to make the Loan and to Holder to purchase the Bonds, the Company entered into and executed a certain Guaranty Agreement dated as of February 16, 2007, pursuant to which it guaranteed the full, prompt and unconditional payment when due of any liability of Borrower owing to the Authority and the Holder with respect to the Loan.
     D. The Holder purchased the Bonds from Authority’s placement agent pursuant to a Bond Placement Agreement dated February 14, 2007.
     E. The Holder is the owner of warrants to purchase 2,284,409 shares the Company’s common stock (the “Class B Warrants”).
     F. Holder acknowledges that since the date of the Loan Agreement, the Company has periodically deposited funds into certain accounts with BNY Mellon, and as of August 31, 2010, $613,245.11 remained in such accounts (such amount, plus any additional interest accrued since August 31, 2010 thereon, the “Indenture Funds”).
     G. To induce the Holder to exchange the Bonds, the Class B Warrants and certain additional consideration described herein, for equity in the Company, the Company has authorized a new class of Series A Preferred Stock (the “Securities”), such Securities to have such rights and preferences relative to the common stock of the Company as set forth in the Certificate of Designation set forth in Exhibit A hereto.
     H. Pursuant to the terms of this Agreement and in consideration of the 17,500 shares of the Securities, the Holder will (i) transfer to the Company its interest in the Bonds, (ii) waive the interest accrued and unpaid from February 1, 2010 until the date hereof on the Bonds (the “Bond Interest”), (iii) transfer to the Company any and all rights with respect to the Indenture Funds and irrevocably waive any continuing rights relating to such Indenture Funds and (iv) relinquish and terminate the Class B Warrants (collectively, the “Consideration”).
     I. Notwithstanding the foregoing, the Company acknowledges that it shall remit to Holder, upon receipt of the Indenture Funds, an amount equal to Holder’s legal fees incurred in connection with this Agreement (“Holder’s Fees”).
     J. The issuance of the Securities is being made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “1933 Act”).
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:
1. EXCHANGE; INTEREST RELEASE.
     (a) Exchange Terms. On the date hereof (the “Closing Date”), the Holder shall, and the Company shall, pursuant to Section 4(2) of the 1933 Act, exchange the Consideration for the Securities. The closing (the “Closing”) of the exchange shall occur at the offices of the Company located at 137A Lewis Wharf, Boston, Massachusetts, 02110.
     (b) Delivery. On the Closing Date, (i) the Holder shall deliver to the Company (a) DTC Transfer Instructions relating to the Bonds, instructing that the Bonds be transferred to the Company and (b) the Class B Warrant certificate (collectively, the “Holder Deliveries”) and (ii) the Company shall deliver to the Holder the Securities, registered in the name of the Holder.
     (c) Interest Release. By executing this Agreement, Holder hereby irrevocably waives and relinquishes its right to the Bond Interest. Holder further acknowledges that as of the date hereof no interest, penalties, fees or expenses are due or payable to Holder related to the Bonds from the Company or Borrower.
     (d) Indenture Funds Release. By executing this Agreement, Holder hereby transfers to the Company any and all rights with respect to the Indenture Funds and irrevocably waives any rights relating to such Indenture Funds.
     (e) Company Obligation. Upon receipt of the Indenture Funds, the Company shall deliver to the Holder, by wire transfer of immediately available funds, an amount equal to Holder’s Fees.
2. HOLDER’S REPRESENTATIONS AND WARRANTIES.
     The Holder represents and warrants to the Company:

     (a) Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement.
     (b) No Public Sale or Distribution. The Securities are being acquired by the Holder for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. The Holder does not presently have any agreement or understanding, directly or indirectly, with any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof (“Person”) to distribute any of the Securities in violation of any applicable securities laws.
     (c) Accredited Investor Status. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
     (d) Reliance on Exemptions. The Holder understands that the Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.
     (e) Information. The Holder and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Securities which have been requested by the Holder, including, without limitation, the information related to the restructuring of the Company’s debt obligations and landlord and contractor obligations. The Holder and its advisors have been afforded the opportunity to ask questions of the Company. The Holder understands that its acquisition of the Securities involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
     (f) No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the acquisition of the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
     (g) Transfer or Resale. The Holder understands that: (i) the Securities and the Company’s common stock, par value $0.0001 per share, issuable upon conversion of all of the Securities (the “Conversion Shares”), have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company an opinion of counsel to the Holder (if requested by the Company), in a form reasonably acceptable to the Company, to the effect that such Securities and Conversion Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance (which shall not include an opinion of counsel) that such Securities and Conversion Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities and Conversion Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities and Conversion Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder; and (iii) except as set forth herein, neither the Company nor any other Person is under any obligation to register the Securities and Conversion Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
     (i) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
     (j) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clause (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.
     (k) General Solicitation. The Holder is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.
3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company represents and warrants to the Holder that:
     (a) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in material violation nor default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
     (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby has been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
     (c) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of clause (ii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
     (d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than such filings as are required to be made under applicable securities laws and the notice and application to the NASDAQ Stock Market for the listing of the shares of Company common stock underlying the Securities (the “Required Approvals”), and the Company will use its reasonable best efforts to keep its shares listed on the NASDAQ Stock Market.
     (e) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in this Agreement.

The Company has duly authorized the issuance and delivery of the Conversion Shares, and upon conversion of the Securities, the Conversion Shares will be fully paid and nonassessable and free of and clear of all liens imposed by the Company other than restrictions on transfer provided for in this Agreement.
     (f) SEC Reports; Financial Statements. The Company has filed all reports, forms, statements and other documents required to be filed by the Company under the 1933 Act and the Securities Exchange Act of 1934 (the “1934 Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
     (g) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.
     (h) Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.
     (i) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the 1934 Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (j) Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.
     (k) Disclaimer of Shareholder and Trustee Liability. The Company understands and agrees that the obligations of the Funds under this Agreement are not binding on any trustee or shareholder of the Funds personally but bind only the property of the Funds. The Company represents that it has notice of the provisions of the Declaration of Trust of the Holder disclaiming shareholder or trustee liability for acts or obligations of the Funds.
4. COVENANTS.
     (a) The Company shall, on or before 9:30 a.m., Eastern time, on the fourth (4th) Business Day following the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching all the material ancillary agreements, provided, however, that any press release or Form 8-K filing made by the Company pursuant to this section shall be subject to Holder’s prior review and approval.
     (b) After the six-month anniversary of the date hereof, upon written request of the Holder, the Company shall prepare and file with the SEC a registration statement (the “Registration Statement”) covering the resale of all or such maximum portion of the Conversion Shares as permitted by any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff, including, without limitation, the Manual of Publicly Available Telephone Interpretations D.29 (the “SEC Guidance”) that are: (i) not then registered on an effective registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the 1933 Act or (ii) not eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule

144. The Company shall use its reasonable best efforts to cause a Registration Statement filed hereunder to be declared effective under the 1933 Act as promptly as possible after the filing thereof, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the 1933 Act until all Conversion Shares covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) (A) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (B) (I) may be sold without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or (II) the Company is in compliance with the current public information requirement under Rule 144. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Conversion Shares permitted to be registered on a Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Conversion Shares), the number of Conversion Shares to be registered on such Registration Statement will reduced as required by the SEC Guidance. The Company agrees to pay all costs of the Company associated with the preparation and filing of the Registration Statement. The Holder shall be responsible for any broker or similar commissions.
5. REGISTER; LEGEND.
     (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to Holder), a register for the Securities in which the Company shall record the name and address of Holder as the Person in whose name the Securities has been issued. The Company shall keep the register open and available at all times during business hours for inspection of the Holder or its legal representatives.
     (b) Legends. The Holder understands that the certificates or other instruments representing the Securities and, if required by law, the Conversion Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
6. MISCELLANEOUS.
     (a) Governing Law. The parties hereby agree that they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.
     (b) Counterparts. This Agreement may be executed in two identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
     (c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.
     (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. Notwithstanding anything to the contrary contained in this Agreement (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, or payable to or received by the Holder, including without limitation, any amounts that would be characterized as “interest” under applicable law, exceed amounts permitted under any such applicable law. Accordingly, if any obligation to pay, payment made to the Holder, or collection by the Holder pursuant this Agreement is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Holder and the Company, and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Holder, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Holder under this Agreement. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Holder under this Agreement are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.
     (e) Entire Agreement; Amendments. This Agreement and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holder, the Company, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein and this Agreement and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Holder, provided that any party may give a waiver in writing as to itself.
     (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Converted Organics Inc.
137A Lewis Wharf
Boston, Massachusetts 02110
Attention: Edward J. Gildea, President
Facsimile: (617) 624-0333
With a copy (for informational purposes only) to:
Cozen O’Connor
The Army and Navy Building
1627 I Street, NW
Suite 1100
Washington, D.C. 20006
Attention: Ralph V. De Martino, Esq.
Facsimile: (866) 741-8182
If to the Holder:
Richard Stein
Director of Credit Research
OppenheimerFunds Inc.
350 Linden Oaks
Rochester, New York 14625
(585) 383-1300
rstein@oppenheimerfunds.com
With a copy (for informational purposes only) to:
Randy Legg
Vice President and Associate Counsel
OppenheimerFunds, Inc.
6803 South Tucson Way
Centennial, CO 80112-3924

(ph) 303-768-1026
(fax) 303-645-9606
rlegg@oppenheimerfunds.com
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
     (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Securities.
     (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     (i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     (j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
[Signature Page Follow]

     IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: CONVERTED ORGANICS INC.
By:	/s/ Edward J. Gildea
	Name:	Edward J. Gildea
	Title:	President

HOLDER: OPPENHEIMER ROCHESTER NATIONAL MUNICIPALS
By:	/s/ Richard Stein
Richard Stein, Vice President

OPPENHEIMER NEW JERSEY MUNICIPAL FUND
By:	/s/ Richard Stein
Richard Stein, Vice President

Exhibit A
Certificate of Designation

CONVERTED ORGANICS INC.
CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
1% SERIES A CONVERTIBLE PREFERRED STOCK
PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW
     The undersigned, Edward J. Gildea, does hereby certify that:
          1. He is the Chief Executive Officer and President of Converted Organics Inc., a Delaware corporation (the “Corporation”).
          2. The Corporation is authorized to issue 10,000,000 shares of preferred stock all of which are presently undesignated and may be issued with such rights and powers as the board of directors of the Corporation (the “Board of Directors”) may designate.
          3. The following resolutions were duly adopted by the Board of Directors:
     WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 10,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series;
     WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and
     WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of 17,500 shares of the preferred stock which the Corporation has the authority to issue, as follows:
     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

1

TERMS OF PREFERRED STOCK
          Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:
     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.
     “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
     “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 50% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction, (c) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.
     “Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.
     “Common Stock Equivalents” means any securities of the Corporation that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
     “Conversion Amount” means the sum of the Stated Value at issue.
     “Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

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     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Exchange Agreement” means the Exchange Agreement between the Corporation and Oppenheimer Rochester National Municipals and Oppenheimer New Jersey Municipal Fund dated October 18, 2010.
     “Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.
     “Original Issue Date” means the date of the issuance of the Preferred Stock.
     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3 and as adjusted for reverse and forward stock splits and the like after the Original Issue Date.
     “Trading Day” means a day on which the principal Trading Market is open for business.
     “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the NYSE Amex, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
     “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed on a Trading Market and prices of the Common Stock are then quoted on the OTC Bulleting Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority-in-interest of the Preferred Stock then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.
          Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its 1% Series A Convertible Preferred Stock (the “Preferred Stock”) and the number of

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shares so designated shall be 17,500 (which shall not be subject to increase without the written consent of a majority-in-interest of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1,000 (the “Stated Value”).
          Section 3. Dividends. Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 1% per annum, payable annually and on each Conversion Date (with respect only to Preferred Stock being converted) (each such date, a “Dividend Payment Date”), and such dividends shall be payable, during the period from the Original Issue Date to the third anniversary of the Original Issue Date, at the election of the Corporation, and thereafter, at the election of the Holder, in cash or in shares of Common Stock valued at the Conversion Price (or in some combination thereof).
          Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights.
          Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation available to stockholders, an amount equal to the greater of: (i) $0.01 for each share of Common Stock underlying the Preferred Stock then held by Holders, or (ii) the amount the Holders would have received had such Holders converted the Preferred Stock then held into Common Stock immediately prior to the Liquidation, in each case, before any distribution or payment shall be made to the holders of any Junior Securities. If the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be deemed a Liquidation.
          Section 6. Conversion.
     a) Conversion by Holder. Each share of Preferred Stock shall be convertible, beginning on the date which is six (6) months and one (1) day after the Original Issue Date, at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. The Corporation shall maintain records showing the number of shares of Preferred Stock converted for each Holder and the applicable Conversion Date. Each Holder and any assignee, by acceptance of a certificate for the Preferred Stock, acknowledges and agrees that, by reason of the provisions of this paragraph, the number of

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shares of Preferred Stock represented by such certificate may at any given time be less than the amount stated on the face thereof.
     b) Conversion Price. The conversion price for the Preferred Stock shall equal $0.543, subject to adjustment herein (the “Conversion Price”).
     c) Mechanics of Conversion
     i. Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the Conversion Shares. If permitted by law, the Corporation shall use its best efforts to deliver any certificate or certificates required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.
     ii. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock, as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of the then outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.
     iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the VWAP on the Conversion Date or round up to the next whole share.
     iv. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.
     v. Corporation’s Failure to Timely Comply. If within five (5) business days of the Corporation’s receipt of an executed copy of the Notice of Conversion (so long as the applicable Preferred Stock certificates and original Notice of Conversion are received by the Corporation on or before such third business day), the Corporation shall fail to issue and deliver to a holder the number of shares of Common Stock to which such

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holder is entitled upon such holder’s conversion of the Preferred Stock or to issue a new Preferred Stock certificate representing the number of shares of Preferred Stock to which such holder is entitled (a “Conversion Failure”), in addition to all other available remedies which such holder may pursue hereunder, the Corporation shall pay additional damages to such holder on each business week after such fifth (5th) business day that such conversion is not timely effected (so long as the applicable Preferred Stock certificates and original Notice of Conversion are received by the Corporation on or before such fifth business day) in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis pursuant to Section 6(c)(i) and to which such Holder is entitled and, in the event the Corporation has failed to deliver a Preferred Stock certificate to the holder on a timely basis pursuant to Section 6(c)(i), the number of shares of Common Stock issuable upon conversion of the shares of Preferred Stock represented by such Preferred Stock certificate, as of the last possible date which the Corporation could have issued such Preferred Stock certificate to such Holder without violating Section 6(c)(i) and (B) the VWAP of the Common Stock on the last possible date which the Corporation could have issued such Common Stock and such Preferred Stock certificate, as the case may be, to such holder without violating Section 6(c)(i). If the Corporation fails to pay the additional damages set forth in this Section 6(c)(v) within seven (7) business days of the date incurred, then such payment shall bear interest at the rate of 1.0% per month (pro rated for partial months) until such payments are made.
     vi. Buy-In Rights. In addition to any other rights available to the Holders, if upon a Conversion Failure, the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock issuable upon conversion of Preferred Stock which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Corporation shall (1) pay in cash to the holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of Preferred Stock that the Corporation was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) deliver to the holder the number of shares of Common Stock that would have been issued had the Corporation timely complied with its conversion and delivery obligations hereunder. For example, if the holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Corporation shall be required to pay to the holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Preferred Stock as required pursuant to the terms hereof.
     d) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of

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the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of 19.9% of the total issued and outstanding shares of Common Stock as of the date the Exchange Agreement is executed.
          Section 7. Certain Adjustments.
     a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock (which, for avoidance of doubt, shall not include any transaction in which any shares of Common Stock are issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of all shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
     b) Subsequent Rights Offerings. If the Corporation, at any time while this Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

     c) Pro Rata Distributions. If the Corporation, at any time while this Preferred Stock is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date set forth in Section 7(b) above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined

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by the Board of Directors of the Corporation in good faith. In either case the adjustments shall be described in a statement delivered to the Holders describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.
     d) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions (provided, for the avoidance of doubt, that in no event shall a sale, transfer, divestiture or other assignment of the Corporation’s interest in the facility located in Woodbridge, New Jersey, without more, be considered a sale of substantially all assets), (iii) any tender offer or exchange offer is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, or (iv) the Corporation effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. To the extent necessary, the Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation.
     e) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.
     f) Notice to the Holders.
     i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
     ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock,

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(B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, or (D) the Corporation shall authorize the dissolution, liquidation or winding up of the affairs of the Corporation; then, in each case, the Corporation shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, rights or warrants are to be determined or (y) the date on which such dissolution, liquidation or winding up is expected to become effective, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.
          Section 8. Negative Covenants. As long as any shares of Preferred Stock are outstanding, unless the holders of a majority-in-interest of the Preferred Stock shall have otherwise given prior written consent, the Corporation shall not amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; provided, however, that this covenant shall in no event apply to amendments to increase the Corporation’s authorized number of shares of Common Stock or to designate any future series of preferred stock so long as such series of preferred stock are Junior Securities.
          Section 9. Miscellaneous.
     a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation at 137A Lewis Wharf, Boston MA 02110, Attention: President, facsimile number 617.624.0333, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:00 p.m. (New York City time) on any Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service for next-day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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     b) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation (including indemnity or security reasonably satisfactory to the Corporation).
     c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof.
     d) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation.
     e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.
     f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
     g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.
     h) Status of Converted Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Exchange Agreement. If any shares of Preferred Stock shall be converted, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as 1% Series A Convertible Preferred Stock.
*********************

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          RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.
     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 18th day of October 2010.

/s/ Edward J. Gildea	/s/ William A. Gildea
Name: Edward J. Gildea	Name: William A. Gildea
Title: President	Title: Secretary

ANNEX A
NOTICE OF CONVERSION
(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF
PREFERRED STOCK)
The undersigned hereby elects to convert the number of shares of 1% Series A Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Converted Organics Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.
Conversion calculations:

Date to Effect Conversion:

Number of shares of Preferred Stock owned prior to Conversion:

Number of shares of Preferred Stock to be Converted:

Stated Value of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Applicable Conversion Price:

Number of shares of Preferred Stock subsequent to Conversion:

Address for Delivery:

or
DWAC Instructions*:

Name of DTC Participant (Holder’s prime broker-dealer):

DTC Participant Number:

Name of Account at DTC Participant to be credited with the shares:

Account Number at DTS Participant to be credited with the shares:

*	You must contact your broker-dealer and ask them to initiate the DWAC or you will not receive the shares. Your ability to utilize electronic delivery procedures is subject to applicable securities laws.

(Print Name of Holder)

By:
Name:
Title: